UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

ProUroCare Medical Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota 55416
(Address of Principal Executive Offices) (Zip Code)

(952) 476-9093
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this amendment on Form 8-K/A is to file as exhibits the Form of Warrants and Form of Promissory Notes issued pursuant to the private placement described in the Company’s Form 8-K filed on June 17, 2010 and incorporate such exhibits by reference.

Item 1.01  Entry into Material Definitive Agreements

Issuance of Notes and Warrants

See “Private Placement of Notes” in Item 3.02 below.

Item 2.03 Creation of a Direct financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

See “Private Placement of Notes” in Item 3.02 below.

Item 3.02 Unregistered Sales of Equity Securities

Private Placements of Notes

On June 11, 2010 ProUroCare Medical Inc. (“the Company”) closed on the sale of $885,000 of unsecured promissory notes (the “Notes”) in a private placement.  Net cash proceeds to the Company were $880,000, after deducting approximately $5,000 expenses of the offering.  The Company expects to use the proceeds received from the notes to fund manufacturing and market scale-up activities, expansion of intellectual property rights, formation of a scientific advisory panel, required debt payments and other general corporate purposes.  The Company was advised on the transaction by Lane Capital Markets.

During the first 30 days of the Note term, each Note will bear interest payable in warrants to purchase shares of the Company’s common stock (the “Warrants”).  For every $13,000 original principal amount of Notes, Warrant interest will accrue at a rate of 333.333 shares of common stock per day, up to a maximum of 10,000 Warrants per $13,000 of original principal amount of Notes.  Warrants earned will be prorated based on the principal amount of the Note for amounts that are not a multiple of $13,000.  The Warrants have an exercise price of $1.30 per share, a three-year term and are immediately exercisable.  The Company may elect to redeem the Warrants at any time after the last sales price of the Company’s common stock equals or exceeds $4.00 for 10 consecutive trading days. The Company must provide 30 days prior written notice of its decision to redeem the Warrants, at $0.01 per Warrant, during which time holders may choose to exercise the Warrants according to their terms rather than submitting them for redemption.

Following the initial 30 days of the Note term, each Note will bear interest at a 6% annual rate, payable in cash at maturity.

The Notes will mature on December 1, 2010.  The Company may prepay, in whole or in part, the unpaid principal of the Notes at any time prior to the maturity date.

Sales of the securities described above were made in compliance with the requirements of Rule 506 of Regulation D under the Securities Act of 1933 and the exemption from registration provide thereby under Section 4(2) of the Securities Act of 1933.  In qualifying for such exemption the Company relied upon representations from the investors regarding their status as “accredited investors” under Regulation D, and the limited manner of the offering as conducted by the placement agent and the Company.

The foregoing summary is qualified it its entirety by reference to the Form of Note and Form of Warrant, copies of which are attached hereto as Exhibit 10.1 and 4.1, respectively, and incorporated herein by reference.

Item 8.01  Other Events

On June 17, 2010, ProUroCare Medical Inc. issued a press release announcing the closing of the private placement of notes.  The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated by reference in this Current Report on Form 8-K as if fully set forth herein.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial statements:  None

(b)           Pro forma financial information:  None

(c)	Shell Company Transactions: None

(d)           Exhibits:

4.1	Form of Warrant to be issued pursuant to the Company’s private placement of promissory notes that closed on June 11, 2010 (filed herewith).

10.1	Form of Promissory Note issued pursuant to the Company’s private placement of promissory notes on June 11, 2010 (filed herewith).

99.1	Press release dated June 17, 2010 (incorporated by reference to Exhibit 99.1 of Form 8-K filed on June 17, 2010).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

June 24, 2010	By: /s/ Richard C. Carlson Richard C. Carlson Chief Executive Officer